Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2023, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-268603) and related prospectus of Scilex Holding Company for the registration of up to 71,459,469 shares of its common stock, up to 11,003,988 shares of its common stock issuable upon the exercise of warrants, and up to 5,490,617 warrants.

/s/ Ernst & Young LLP

San Diego, California

March 14, 2023